UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2012

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On May 21, 2012, NGL Energy Partners LP (“NGL”) announced that it has entered into agreements with High Sierra Energy, LP (“High Sierra”) to acquire High Sierra’s businesses.

High Sierra Merger and Related Transactions

On May 18, 2012, NGL entered into an Agreement and Plan of Merger dated as of May 18, 2012 (the “Merger Agreement”) by and among NGL, NGL Energy Holdings LLC, the general partner of NGL (the “NGL general partner”), HSELP LLC, a direct, wholly owned subsidiary of NGL (“HSELP”), High Sierra and High Sierra Energy GP, LLC, the general partner of High Sierra (the “High Sierra general partner”) pursuant to which HSELP will be merged into High Sierra, and High Sierra will survive as a direct wholly owned subsidiary of  NGL (the “Merger”).  Following this Merger, the High Sierra operating subsidiaries will be indirect, wholly owned subsidiaries of NGL.

In addition, on May 18, 2012,  the NGL general partner entered into an Agreement and Plan of Merger dated as of May 18, 2012 (the “GP Merger Agreement”) by and among the NGL general partner, HSEGP LLC, a direct, wholly owned subsidiary of the NGL general partner (“HSEGP”), and the High Sierra general partner pursuant to which HSEGP will be merged into the High Sierra general partner, and the High Sierra general partner will survive the merger and ultimately be a direct, wholly owned subsidiary of NGL (the “GP Merger” and, together with the Merger, the “Mergers”).

NGL and the NGL general partner will pay aggregate merger consideration of $693 million less net indebtedness (i.e., indebtedness plus cash) of High Sierra as of June 1, 2012 and transaction expenses.  High Sierra unitholders will be entitled to receive eighty-two percent (82%) of the aggregate merger consideration consisting of (i) common units of NGL, based on a value of $21.50 per common unit, and (ii) $100 million in cash.  The members of the High Sierra general partner will be entitled to receive eighteen percent (18%) of the aggregate merger consideration consisting of (i) membership interests in the NGL general partner, based on an equity value of $400 million, and (ii) $50 million in cash.

The Merger Agreement and the GP Merger Agreement contain customary representations, warranties and covenants.  The Merger Agreement and the GP Merger Agreement also contain conditions to the completion of the Mergers including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, that NGL obtain financing to complete the mergers on terms reasonably acceptable to it, approval of the unitholders of High Sierra, approval of the members of the High Sierra GP, approval of the members of the NGL general partner, and the receipt of the necessary governmental and regulatory approvals and the satisfaction or, to the extent permitted by applicable law, waiver of the other conditions specified in the Merger Agreement.  There are no assurances that the parties will satisfy all of the conditions to the merger.

The parties expect to complete these transactions as soon as practicable following the satisfaction or waiver of the conditions to the Mergers.

Required High Sierra Approvals

The affirmative vote of the holders of a majority of High Sierra’s outstanding common units and a majority of High Sierra’s outstanding subordinated units, each voting as a separate class, is required to complete the Mergers.  In addition, the High Sierra board of directors also is seeking the affirmative vote of units held by the holders of a majority of High Sierra’s outstanding common units that are held by unitholders who are independent of the High Sierra general partner, its members, and their respective affiliates. The affirmative vote of the members holding 66 2/3% of the outstanding membership interests of the High Sierra general partner also is required to complete the Mergers.

Following the entry into the merger agreements, all required approvals of the High Sierra unitholders described above have been obtained.

The foregoing summary of the Merger Agreement and the GP Merger Agreement is not complete and is qualified in its entirety by the full text of such agreements which are filed as Exhibits 2.1 and 2.2, respectively, and incorporated by reference herein.

A copy of the press release announcing the mergers is filed as Exhibit 99.1 and incorporated by reference herein.

Distributions

Once the Merger is completed and High Sierra units are exchanged for NGL common units, former High Sierra unitholders will not be entitled to receive any distribution that NGL declares and pays in the fiscal quarter ending March 31, 2012.  Such unitholders will be entitled to receive one-third of any distribution on the NGL common units that NGL declares and pays in the fiscal quarter ending June 30, 2012.  Thereafter, former High Sierra unitholders will have the same right to receive distributions as other NGL common unitholders. Distributions to NGL common unitholders are made in accordance with NGL’s partnership agreement and at the discretion of the NGL general partner.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the anticipated issuance of common units by NGL is incorporated by reference herein.  In issuing common units pursuant to the Merger Agreement, NGL intends to rely on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)   On May 17, 2011, members of the NGL general partner appointed Bryan K. Guderian as a director of the NGL general partner, effective immediately.  Mr. Guderian will serve as a director of the NGL general partner until his successor has been duly elected and qualified or until the earlier of his death, resignation, removal or disqualification.  Mr. Guderian’s appointment expands the size of the board of directors of the NGL general partner to nine directors.  Mr. Guderian, an independent director, will serve as a member of the Audit Committee.  The NGL general partner manages NGL through its directors and executive officers.

Mr. Guderian, age 52, brings a wealth of energy experience to NGL.  He is currently the Senior Vice President of Operations for WPX Energy, since August 2011.  He served as Vice President of the exploration and production unit of The Williams Companies from 1998 until December 2011. Mr. Guderian has served as a director of Apco Oil and Gas International since 2002 and Petrolera Entre Lomas since 2003. He is a member of numerous professional organizations, including the Independent Petroleum Association of America, the Natural Gas Supply Association, the American Association of Professional Landmen, and the Oklahoma Independent Petroleum Association.

A copy of the press release announcing Mr. Guderian’s appointment to the board of directors is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

The information contained in this Item 7.01 and Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Proposed Financing

NGL expects to finance the Mergers, repay existing indebtedness of NGL and High Sierra and provide a source for future acquisitions and working capital through what is currently anticipated as a combination of approximately $700 to $750 million in new debt issuance under a new senior secured credit facility and approximately $150 to $200 million in new debt issuance of senior secured notes.  As of the date of this Current Report, NGL has not entered into any commitments for such financing.  There are no assurances that NGL will obtain such financing on the terms described above, commercially reasonable terms, or at all.

NGL Board of Directors

Following the completion of the Mergers, two individuals affiliated with High Sierra will be appointed to the board of directors of the NGL general partner, subject to certain conditions.

NGL’s Reasons for the Merger

The board of directors of the NGL general partner considered a number of factors in approving and adopting the Merger Agreement, the GP Merger Agreement and the Mergers, including the following:

•                  the belief that the Merger would provide potential growth opportunities to NGL;

•                  the belief that the acquisition of High Sierra would create potential synergies with the NGL logistics business;

•                  the belief that the completion of the merger could lead to a potential future increase in NGL’s quarterly distributions to its unitholders;

•                  the belief that the combined company could have improved credit metrics compared to those of NGL prior to the Mergers;

•                  the belief that the business and capital structure of the combined company would provide NGL with access to capital on improved terms compared to its financing arrangements prior the Mergers; and

•                  that the Mergers would result in a more diversified business.

Projections

NGL is furnishing certain projected financial information for the fiscal year ending March 31, 2013 which is set forth in Exhibit 99.3 of this Current Report and incorporated by reference herein.  Although NGL does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the review of the Mergers, certain prospective financial information was prepared.  This  prospective financial information is not provided to influence investors to make any investment decisions with respect to the merger or otherwise, but is being included in this Current Report only to provide public disclosure of certain material non-public prospective financial information that the High Sierra board and the NGL board of directors considered for purposes of evaluating the merger.

The prospective financial information was not prepared with a view toward public disclosure and the inclusion of prospective financial information in this Current Report should not be regarded as an indication that NGL or High Sierra either previously considered, or currently considers, such information to be necessarily predictive of actual future results. NGL does not assume any responsibility to any person for the accuracy of this prospective information. Such projections do not necessarily reflect current estimates or assumptions that NGL or High Sierra management may have about prospects for their businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared.

The prospective financial information was prepared solely for internal use and is subjective in many respects and thus subject to interpretation. The projections below reflect numerous estimates and assumptions made with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to High Sierra’s and NGL’s businesses, all of which are difficult to predict and many of which are beyond High Sierra’s and NGL’s control. In preparing long-term financial forecasts, management also makes certain assumptions and there can be no assurance regarding the accuracy of any of these assumptions. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly higher or lower than estimated as set in this Current Report. NGL does not make any representations to any person regarding the ultimate performance of High Sierra, NGL or the combined company following the Mergers compared to the information contained in the projections or that the forecasted results will be achieved.

The prospective financial information was not prepared with a view toward complying with generally accepted accounting principles, the published guidelines of the Securities Exchange Commission regarding projections or the guidelines established by the American Institute of Certified Public Accountants, for preparation and presentation of prospective financial information.  The auditors of NGL and High Sierra have neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, their auditors do not express an opinion or any other form of assurance with respect thereto.

The projections furnished in this Current Report do not necessarily take into account any circumstances or events occurring after the date they were prepared. NGL has not updated and does not intend to update or otherwise revise projections to reflect changes in circumstances since the preparation of such projections, including changes in general economic or industry conditions, or to reflect the occurrence of unanticipated events or changes in assumptions underlying the projections, even in the event that any or all of the underlying assumptions change or are shown to be in error.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 18, 2012, by and among NGL, the NGL General Partner, HSELP LLC, High Sierra and the High Sierra General Partner

2.2	Agreement and Plan of Merger, dated as of May 18, 2012, by and among the NGL General Partner, HSEGP LLC and the High Sierra General Partner

99.1	Press release dated May 21, 2012 announcing the mergers

99.2	Press release dated May 18, 2012 announcing the director appointment

99.3	Prospective financial information for the year ending March 31, 2013

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains various forward-looking statements and information that are based on our beliefs and those of the NGL general partner, as well as assumptions made by and information currently available to NGL. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this quarterly report, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “estimate,” “intend,” “could,” “believe,” “may,” “will” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the timing and expected benefits of the Mergers and the prospective financial information furnished in this Current Report.  Although we and our general partner believe that the expectations on which such forward-looking statements are based are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on NGL’s results of operations and financial condition are factors relating to the Mergers including NGL’s ability to complete the Mergers and successfully integrate the High Sierra businesses, expected commercial and operational synergies over time, cash flow growth and accretion, future distribution increases and growth, incentive distribution reductions, internal growth projects, future issuances of debt and equity securities.  In addition, other key risk factors that may have a direct bearing on NGL’s results of operations and financial condition are described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: May 21, 2012		By:	/s/ Craig S. Jones
Craig S. Jones Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 18, 2012, by and among NGL, the NGL General Partner, HSELP LLC, High Sierra and the High Sierra General Partner

2.2	Agreement and Plan of Merger, dated as of May 18, 2012, by and among the NGL General Partner, HSEGP LLC and the High Sierra General Partner

99.1	Press release dated May 21, 2012 announcing the mergers

99.2	Press release dated May 18, 2012 announcing the director appointment

99.3	Prospective financial information for the year ending March 31, 2013